Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 30, 2015
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2015 SECOND QUARTER FINANCIAL RESULTS AND

INCREASES 2015 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2015 and 2014:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $182.2 million, or $1.80 per diluted share, during the second quarter of 2015 as compared to $151.7 million, or $1.51 per diluted share, during the comparable quarter of 2014. Net revenues increased 10.9% to $2.28 billion during the second quarter of 2015 as compared to $2.05 billion during the second quarter of 2014.

For the three-month period ended June 30, 2015, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 20% to $186.6 million, or $1.85 per diluted share, as compared to $155.6 million, or $1.55 per diluted share, during the second quarter of 2014.

As reflected on the Supplemental Schedule, included in our reported results during the second quarters of 2015 and 2014 are net unfavorable after-tax impacts of approximately $4.4 million, or $.05 per diluted share, during the second quarter of 2015 and $3.9 million, or $.04 per diluted share, during the second quarter of 2014, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2015 and 2014:

Reported net income attributable to UHS was $356.5 million, or $3.54 per diluted share, during the first six months of 2015 as compared to $289.7 million, or $2.89 per diluted share, during the comparable period of 2014. Net revenues increased 12.8% to $4.50 billion during the first six months of 2015 as compared to $3.99 billion during the comparable period of 2014.

For the six-month period ended June 30, 2015, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, increased approximately 25% to $366.1 million, or $3.63 per diluted share, as compared to $292.3 million, or $2.92 per diluted share, during the first six months of 2014.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2015 is a net unfavorable after-tax impact of approximately $9.6 million, or $.09 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals. As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2014 was: (i) an aggregate net unfavorable after-tax impact of approximately $8.9 million, or $.09 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications, and; (ii) a favorable after-tax impact of $6.3 million, or $.06 per diluted share, resulting from a gain realized on the sale of a non-operating investment during the first quarter of 2014.

Acute Care Services – Three and six-month periods ended June 30, 2015 and 2014:

During the second quarter of 2015, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 5.7% and adjusted patient days increased 5.2%, as compared to the second quarter of 2014. Net revenues at these facilities increased 8.4% during the second quarter of 2015 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.2% while net revenue per adjusted patient day increased 3.7% during the second quarter of 2015 as compared to the comparable quarter of 2014. On a same facility basis, the operating margin at our acute care hospitals increased to 19.8% during the second quarter of 2015 as compared to 18.7% during the second quarter of 2014. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first six months of 2015, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.7% and adjusted patient days increased 6.3%, as compared to the comparable period of 2014. Net revenues at these facilities increased 10.2% during the first six months of 2015 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 4.6% while net revenue per adjusted patient day increased 4.0% during the first six months of 2015 as compared to the comparable period of 2014. On a same facility basis, the operating margin at our acute care hospitals increased to 20.7% during the first six months of 2015 as compared to 19.0% during the comparable period of 2014.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $263 million and $266 million during the three-month periods ended June 30, 2015 and 2014, respectively, and $550 million and $586 million during the six-month periods ended June 30, 2015 and 2014, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $149 million during each of the three-month periods ended June 30, 2015 and 2014, and $274 million and $331 million during the six-month periods ended June 30, 2015 and 2014, respectively. During the three and six-month periods ended June 30, 2015, as compared to the comparable periods of 2014, our acute care hospitals experienced a decrease in the aggregate of charity care, uninsured discounts and provision for doubtful accounts as a percentage of gross charges.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2015 and 2014:

During the second quarter of 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 4.2% while adjusted patient days increased 0.6% compared to the second quarter of 2014. At these facilities, net revenue per adjusted admission increased 0.5% and net revenue per adjusted patient day increased 4.1% during the second quarter of 2015 over the comparable quarter in 2014. On a same facility basis, our behavioral health services’ net revenues increased 5.1% during the second quarter of 2015, as compared to the comparable quarter in 2014, and the operating margins were 28.5% and 28.4% during the three-month periods ended June 30, 2015 and 2014, respectively.

During the six-month period ended June 30, 2015, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.0% while adjusted patient days increased 1.5% compared to the comparable period of 2014. At these facilities, net revenue per adjusted admission increased 0.5% and net revenue per adjusted patient day increased 3.9% during the first six months of 2015 over the comparable period of 2014. On a same facility basis, our behavioral health services’ net revenues increased 5.7% during the first six months of 2015, as compared to the comparable period of 2014, and the operating margins were 28.6% and 28.1% during the six-month periods ended June 30, 2015 and 2014, respectively.

2015 Full Year Earnings Guidance Increase:

Based upon the operating trends and financial results experienced during the first six months of 2015, we are increasing our estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2015, to $6.75 to $7.15 per diluted share. This revised guidance, which excludes the expected EHR impact for the year, represents an increase of approximately 9% to 10% from the previously provided range of $6.15 to $6.55 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Share Repurchase Program:

During the third quarter of 2014, our Board of Directors authorized a stock repurchase program whereby, from time to time as conditions allow, we may spend up to $400 million to purchase shares of our Class B Common Stock on the open market or in negotiated private transactions. In conjunction with this program, during the second quarter of 2015, we repurchased 256,440 shares at an aggregate cost of $30.8 million. Since inception of the program through June 30, 2015, we repurchased 852,901 shares at an aggregate cost of $94.4 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 31, 2015. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2014 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2015), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2014 and our Report on Form 10-Q for the quarterly period ended March 31, 2015. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

We incur health-care related taxes (“Provider Taxes”) imposed by states in the form of a licensing fee, assessment or other mandatory payment which are related to: (i) healthcare items or services; (ii) the provision of, or the authority to provide, the health care items or services, or; (iii) the payment for the health care items or services. Such Provider Taxes are subject to various federal regulations that limit the scope and amount of the taxes that can be levied by states in order to secure federal matching funds as part of their respective state Medicaid programs. We derive a related Medicaid reimbursement benefit from assessed Provider Taxes in the form of Medicaid claims based payment increases and/or lump sum Medicaid supplemental payments. Under these programs, including the impact of uncompensated care and upper payment limit programs, and the Texas Delivery System Reform Incentive program, we earned revenues (before Provider Tax assessments) of approximately $92 million and $75 million during the three-month periods ended June 30, 2015 and 2014, respectively, and $159 million and $124 million during the six-month periods ended June 30, 2015 and 2014, respectively. These revenues were offset by assessments of $39 million and $32 million during the second quarters of 2015 and 2014, respectively, and $67 million and $50 million during the six-month periods ended June 30, 2015 and 2014, respectively, which are recorded in other operating expenses on the attached Condensed Consolidated Statement of Income. Prior to 2015, these assessments were recorded as a reduction to our net revenues. Accordingly, to conform with current year presentation, these assessments were reclassified on our Condensed Consolidated Statement of Income for the three and six-month periods ended June 30, 2014.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount in federal fiscal year 2015. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net revenues before provision for doubtful accounts	$2,452,680	$2,227,721	$4,832,781	$4,374,219
Less: Provision for doubtful accounts	177,476	175,955	332,224	384,139

Net revenues	2,275,204	2,051,766	4,500,557	3,990,080

Operating charges:
Salaries, wages and benefits	1,044,064	961,920	2,075,767	1,897,285
Other operating expenses	535,711	460,665	1,041,677	860,573
Supplies expense	240,979	223,774	479,720	439,572
Depreciation and amortization	97,257	90,691	196,255	184,050
Lease and rental expense	23,196	23,458	46,087	46,796
Electronic health records incentive income	(1,395)	(2,174)	(1,395)	(2,604)

	1,939,812	1,758,334	3,838,111	3,425,672

Income from operations	335,392	293,432	662,446	564,408

Interest expense, net	27,684	35,087	57,721	70,280

Income before income taxes	307,708	258,345	604,725	494,128

Provision for income taxes	106,304	91,731	208,998	175,662

Net income	201,404	166,614	395,727	318,466

Less: Income attributable to noncontrolling interests	19,211	14,943	39,235	28,717

Net income attributable to UHS	$182,193	$151,671	$356,492	$289,749

Basic earnings per share attributable to UHS (a)	$1.84	$1.53	$3.60	$2.93

Diluted earnings per share attributable to UHS (a)	$1.80	$1.51	$3.54	$2.89

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$182,193	$151,671	$356,492	$289,749
Less: Net income attributable to unvested restricted share grants	(71)	(77)	(139)	(147)

Net income attributable to UHS - basic and diluted	$182,122	$151,594	$356,353	$289,602

Weighted average number of common shares - basic	99,004	98,872	98,957	98,722

Basic earnings per share attributable to UHS:	$1.84	$1.53	$3.60	$2.93

Weighted average number of common shares	99,004	98,872	98,957	98,722
Add: Other share equivalents	1,923	1,363	1,830	1,474

Weighted average number of common shares and equiv. - diluted	100,927	100,235	100,787	100,196

Diluted earnings per share attributable to UHS:	$1.80	$1.51	$3.54	$2.89

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended June 30, 2015		Three months ended June 30, 2014

Net revenues before provision for doubtful accounts	$2,452,680		$2,227,721
Less: Provision for doubtful accounts	177,476		175,955

Net revenues	2,275,204	100.0%	2,051,766	100.0%

Operating charges:
Salaries, wages and benefits	1,044,064	45.9%	961,920	46.9%
Other operating expenses	535,711	23.5%	460,665	22.5%
Supplies expense	240,979	10.6%	223,774	10.9%
EHR incentive income	(1,395)	-0.1%	(2,174)	-0.1%

	1,819,359	80.0%	1,644,185	80.1%

Operating income/margin (“EBITDAR”)	455,845	20.0%	407,581	19.9%

Lease and rental expense	23,196		23,458
Income attributable to noncontrolling interests	19,211		14,943

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	413,438	18.2%	369,180	18.0%

Depreciation and amortization	97,257		90,691
Interest expense, net	27,684		35,087

Income before income taxes	288,497		243,402

Provision for income taxes	106,304		91,731

Net income attributable to UHS	$182,193		$151,671

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended June 30, 2015		Three months ended June 30, 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$182,193	$1.80	$151,671	$1.51

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(1,395)		(2,174)
EHR-related depreciation & amortization, pre-tax	9,306		9,310
EHR-related minority interest in earnings of consolidated entities, pre-tax	(963)		(871)
Income tax provision on EHR-related items	(2,590)		(2,350)

After-tax impact of EHR-related items	4,358	0.05	3,915	0.04

Adjusted net income attributable to UHS	$186,551	$1.85	$155,586	$1.55

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2015 and 2014

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Six months ended June 30, 2015		Six months ended June 30, 2014

Net revenues before provision for doubtful accounts	$4,832,781		$4,374,219
Less: Provision for doubtful accounts	332,224		384,139

Net revenues	4,500,557	100.0%	3,990,080	100.0%

Operating charges:
Salaries, wages and benefits	2,075,767	46.1%	1,897,285	47.6%
Other operating expenses	1,041,677	23.1%	860,573	21.6%
Supplies expense	479,720	10.7%	439,572	11.0%
EHR incentive income	(1,395)	0.0%	(2,604)	-0.1%

	3,595,769	79.9%	3,194,826	80.1%

Operating income/margin (“EBITDAR”)	904,788	20.1%	795,254	19.9%

Lease and rental expense	46,087		46,796
Income attributable to noncontrolling interests	39,235		28,717

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	819,466	18.2%	719,741	18.0%

Depreciation and amortization	196,255		184,050
Interest expense, net	57,721		70,280

Income before income taxes	565,490		465,411

Provision for income taxes	208,998		175,662

Net income attributable to UHS	$356,492		$289,749

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended June 30, 2015		Six months ended June 30, 2014
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$356,492	$3.54	$289,749	$2.89
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	—	—	(6,330)	(0.06)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$356,492	$3.54	$283,419	$2.83

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(1,395)		(2,604)
EHR-related depreciation & amortization, pre-tax	18,612		18,600
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,927)		(1,837)
Income tax provision on EHR-related items	(5,699)		(5,298)

After-tax impact of EHR-related items	9,591	0.09	8,861	0.09

Adjusted net income attributable to UHS	$366,083	$3.63	$292,280	$2.92

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net income	$201,404	$166,614	$395,727	$318,466
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	806	4,465	4,938	8,210
Amortization of terminated hedge	(84)	(84)	(168)	(168)
Foreign currency translation adjustment	2,626	0	2,208	0

Other comprehensive income before tax	3,348	4,381	6,978	8,042
Income tax expense related to items of other comprehensive income	715	1,620	2,212	2,974

Total other comprehensive income, net of tax	2,633	2,761	4,766	5,068

Comprehensive income	204,037	169,375	400,493	323,534
Less: Comprehensive income attributable to noncontrolling interests	19,211	14,943	39,235	28,717

Comprehensive income attributable to UHS	$184,826	$154,432	$361,258	$294,817

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$42,464	$32,069
Accounts receivable, net	1,360,973	1,282,735
Supplies	109,117	108,115
Deferred income taxes	124,857	114,565
Other current assets	71,548	77,654

Total current assets	1,708,959	1,615,138

Property and equipment	6,371,767	6,212,030
Less: accumulated depreciation	(2,685,730)	(2,532,341)

	3,686,037	3,679,689

Other assets:
Goodwill	3,316,945	3,291,213
Deferred charges	36,927	40,319
Other	329,691	348,084

	$9,078,559	$8,974,443

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$73,807	$68,319
Accounts payable and accrued liabilities	1,096,081	1,113,062
Federal and state taxes	24,423	1,446

Total current liabilities	1,194,311	1,182,827

Other noncurrent liabilities	279,281	268,555
Long-term debt	2,961,515	3,210,215
Deferred income taxes	271,109	282,214

Redeemable noncontrolling interest	250,533	239,552

UHS common stockholders’ equity	4,061,756	3,735,946
Noncontrolling interest	60,054	55,134

Total equity	4,121,810	3,791,080

	$9,078,559	$8,974,443

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2015	2014

Cash Flows from Operating Activities:
Net income	$395,727	$318,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	196,255	184,050
Gains on sales of assets and businesses, net of losses	0	(10,134)
Stock-based compensation expense	20,474	14,945
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(95,013)	(61,865)
Accrued interest	(1,520)	(271)
Accrued and deferred income taxes	10,870	(9,435)
Other working capital accounts	(10,899)	17,739
Other assets and deferred charges	4,074	10,415
Other	2,163	(4,092)
Accrued insurance expense, net of commercial premiums paid	50,511	38,520
Payments made in settlement of self-insurance claims	(41,039)	(39,922)

Net cash provided by operating activities	531,603	458,416

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(170,580)	(186,786)
Proceeds received from sale of assets and businesses	0	11,450
Acquisition of property and businesses	(34,500)	(71,000)
Costs incurred for purchase and implementation of electronic health records application	0	(8,399)

Net cash used in investing activities	(205,080)	(254,735)

Cash Flows from Financing Activities:
Reduction of long-term debt	(255,658)	(179,126)
Additional borrowings	5,200	0
Repurchase of common shares	(68,157)	(35,773)
Dividends paid	(19,804)	(9,884)
Issuance of common stock	4,039	3,287
Excess income tax benefits related to stock-based compensation	28,489	28,493
Profit distributions to noncontrolling interests	(23,295)	(13,184)
Proceeds received from sale/leaseback of real property	12,765	0

Net cash used in financing activities	(316,421)	(206,187)

Effect of exchange rate changes on cash and cash equivalents	293	0

Increase (decrease) in cash and cash equivalents	10,395	(2,506)
Cash and cash equivalents, beginning of period	32,069	17,238

Cash and cash equivalents, end of period	$42,464	$14,732

Supplemental Disclosures of Cash Flow Information:
Interest paid	$55,718	$60,078

Income taxes paid, net of refunds	$166,637	$156,434

Noncash purchases of property and equipment	$34,488	$58,020

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change quarter ended 6/30/2015	% Change six months ended 6/30/2015

Acute Care Hospitals
Revenues	8.4%	10.2%
Adjusted Admissions	5.7%	5.7%
Adjusted Patient Days	5.2%	6.3%
Revenue Per Adjusted Admission	3.2%	4.6%
Revenue Per Adjusted Patient Day	3.7%	4.0%

Behavioral Health Hospitals

Revenues	5.1%	5.7%
Adjusted Admissions	4.2%	5.0%
Adjusted Patient Days	0.6%	1.5%
Revenue Per Adjusted Admission	0.5%	0.5%
Revenue Per Adjusted Patient Day	4.1%	3.9%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

Revenues	$2,275,204	$2,051,766	$4,500,557	$3,990,080
EBITDA (1)	413,438	369,180	819,466	719,741
EBITDA Margin (1)	18.2%	18.0%	18.2%	18.0%

Cash Flow From Operations	260,329	263,777	531,603	458,416
Days Sales Outstanding	54	53	55	54
Capital Expenditures	81,304	94,399	170,580	186,786

Debt			3,035,322	3,147,997
UHS’ Shareholders Equity			4,061,756	3,546,134
Debt / Total Capitalization			42.8%	47.0%
Debt / EBITDA (2)			2.00	2.34
Debt / Cash From Operations (2)			2.74	3.31

Acute Care EBITDAR Margin (3)	19.8%	18.7%	20.7%	19.0%
Behavioral Health EBITDAR Margin (3)	28.5%	28.4%	28.6%	28.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Three Months ended

June 30, 2015 and 2014

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/15	06/30/14	% change	06/30/15	06/30/14	% change

Hospitals owned and leased	24	24	0.0%	202	182	11.0%
Average licensed beds	5,836	5,802	0.6%	21,027	19,951	5.3%
Patient days	302,757	289,982	4.4%	1,463,553	1,387,757	5.5%
Average daily census	3,327.0	3,186.6	4.4%	16,083.0	15,250.1	5.5%
Occupancy-licensed beds	57.0%	54.9%	3.8%	76.5%	76.4%	0.1%
Admissions	65,218	62,138	5.0%	113,855	107,436	6.0%
Length of stay	4.6	4.7	-0.5%	12.9	12.9	-0.4%

Inpatient revenue	$4,188,933	$3,724,309	12.5%	$1,865,070	$1,686,512	10.6%
Outpatient revenue	2,403,044	2,068,076	16.2%	217,013	204,480	6.1%
Total patient revenue	6,591,977	5,792,385	13.8%	2,082,083	1,890,992	10.1%
Other revenue	88,970	54,139	64.3%	54,440	45,795	18.9%
Gross hospital revenue	6,680,947	5,846,524	14.3%	2,136,523	1,936,787	10.3%

Total deductions	5,367,134	4,660,403	15.2%	1,001,556	898,168	11.5%

Net hospital revenue before provision for doubtful accounts	1,313,813	1,186,121	10.8%	1,134,967	1,038,619	9.3%

Provision for doubtful accounts	149,297	149,056	0.2%	28,107	27,380	2.7%

Net hospital revenue	$1,164,516	$1,037,065	12.3%	$1,106,860	$1,011,239	9.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/15	06/30/14	% change	06/30/15	06/30/14	% change

Hospitals owned and leased	24	24	0.0%	182	182	0.0%
Average licensed beds	5,836	5,802	0.6%	20,045	19,892	0.8%
Patient days	302,757	289,982	4.4%	1,395,703	1,384,083	0.8%
Average daily census	3,327.0	3,186.6	4.4%	15,337.4	15,209.7	0.8%
Occupancy-licensed beds	57.0%	54.9%	3.8%	76.5%	76.5%	0.1%
Admissions	65,218	62,138	5.0%	112,065	107,322	4.4%
Length of stay	4.6	4.7	-0.5%	12.5	12.9	-3.4%

(1)	Sun Coast BH, Quail Run, Timberlawn of Garland and the UK facilities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Six Months ended

June 30, 2015 and 2014

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/15	06/30/14	% change	06/30/15	06/30/14	% change

Hospitals owned and leased	24	24	0.0%	202	182	11.0%
Average licensed beds	5,814	5,780	0.6%	21,005	19,856	5.8%
Patient days	620,720	589,856	5.2%	2,906,619	2,722,534	6.8%
Average daily census	3,429.3	3,259.0	5.2%	16,058.7	15,041.6	6.8%
Occupancy-licensed beds	59.0%	56.4%	4.6%	76.5%	75.8%	0.9%
Admissions	130,637	124,838	4.6%	226,561	211,331	7.2%
Length of stay	4.8	4.7	0.6%	12.8	12.9	-0.5%

Inpatient revenue	$8,517,700	$7,600,673	12.1%	$3,688,495	$3,295,411	11.9%
Outpatient revenue	4,687,756	4,025,567	16.4%	421,582	388,595	8.5%
Total patient revenue	13,205,456	11,626,240	13.6%	4,110,077	3,684,006	11.6%
Other revenue	177,645	88,686	100.3%	105,120	89,417	17.6%
Gross hospital revenue	13,383,101	11,714,926	14.2%	4,215,197	3,773,423	11.7%

Total deductions	10,798,998	9,371,808	15.2%	1,973,529	1,748,592	12.9%

Net hospital revenue before provision for doubtful accounts	2,584,103	2,343,118	10.3%	2,241,668	2,024,831	10.7%

Provision for doubtful accounts	273,647	331,406	-17.4%	58,463	53,245	9.8%

Net hospital revenue	$2,310,456	$2,011,712	14.9%	$2,183,205	$1,971,586	10.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	06/30/15	06/30/14	% change	06/30/15	06/30/14	% change

Hospitals owned and leased	24	24	0.0%	182	182	0.0%
Average licensed beds	5,814	5,780	0.6%	19,952	19,827	0.6%
Patient days	620,720	589,856	5.2%	2,762,223	2,718,892	1.6%
Average daily census	3,429.3	3,259.0	5.2%	15,260.9	15,021.5	1.6%
Occupancy-licensed beds	59.0%	56.4%	4.6%	76.5%	75.8%	0.9%
Admissions	130,637	124,838	4.6%	221,903	211,217	5.1%
Length of stay	4.8	4.7	0.6%	12.4	12.9	-3.3%

(1)	Sun Coast BH, Quail Run, Timberlawn of Garland and the UK facilities are excluded in both current and prior years.